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                                                                  EXHIBIT q.(3)



                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that the undersigned, Director of VALIC Company I, does hereby constitute and appoint Robert T. Condon, Nori L. Gabert, Gregory R. Kingston and Todd L. Spillane, or any of them, the true and lawful attorneys-in-fact of the undersigned with respect to all matters arising in connection with Registration Statements of VALIC Company I and any and all amendments (including post-effective amendments) thereto, in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state securities authorities. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.



         IN WITNESS WHEREOF, the undersigned has subscribed these presents this 15th day of July, 2002.









                                                     By:   /s/ Paige T. Davis
                                                           --------------------
                                                           Paige T. Davis
                                                           Director